Exhibit 4.2

Certificate Evidencing Class D Units
Certificate No. [Insert Number]	Representing Limited Liability Company Interests in	Class D Units
Linn Energy, LLC

In accordance with Section 4.1 of the Second Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC, as amended, supplemented or restated from time to time (the “Company Agreement”), Linn Energy, LLC, a Delaware limited liability company (the “Company”),

hereby certifies that	[Insert Name of Purchaser]

(the “Holder”) is the registered owner of	[Insert Number of Class D Units]	CLASS D UNITS

representing limited liability company interests in the Company (the “Class D Units”) transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.  The rights, preferences and limitations of the Class D Units are set forth in, and this Certificate and the Class D Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Company Agreement.  Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 600 Travis, Suite 7000, Houston, Texas 77002.  Capitalized terms used herein but not defined shall have the meanings given them in the Company Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the Company Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Company Agreement, (iii) granted the powers of attorney provided for in the Company Agreement and (iv) made the waivers and given the consents and approvals contained in the Company Agreement.

This Certificate shall not be valid for any purpose unless it has been signed by duly authorized officers of the Company.

Dated:    August 31, 2007

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT. THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY DATED AS OF JANUARY 19, 2006, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

LINN ENERGY, LLC

By:
Chairman, President and
Chief Executive Officer

By:
Secretary

Linn Energy, LLC

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIIN ACT–		Custodian
TEN ENT	– as tenants by the entireties		(Cust)		(Minor)
JT TEN	– as joint tenants with right of		under Uniform Gifts to Minors
	survivorship and not as tenants		Act
	in common			(State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF CLASS D UNITS

In

Linn Energy, LLC

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)

(Please insert Social Security or other identifying number of Assignee)

                                      Class D Units representing limited liability company interests evidenced by this Certificate, subject to the Company Agreement, and does hereby irrevocably constitute and appoint                                                 as its attorney-in-fact with full power of substitution to transfer the same on the books of Linn Energy, LLC

Date:	NOTE: The signature to any endorsement hereon must
correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

The signature(s) should be guaranteed by an “eligible guarantor
institution” as defined in Rule 17Ad-15 under the Securities and Exchange Act of 1934, as amended.	(Signature)

(Signature)
SIGNATURE(S) GUARANTEED:

No assignment or transfer of the Class D Units evidenced hereby will be registered on the books of the Company unless the Certificate evidencing the Class D Units to be transferred is surrendered for registration or transfer.